Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 24, 2016, with respect to the financial statements and supplemental schedule included in the Annual Report of Questar Corporation 401(k) Retirement Income Plan on Form 11-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statement of Questar Corporation on Form S-8 (File No. 333-196493).

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
June 24, 2016